Exhibit 99.2

                           THE MANITOWOC COMPANY, INC.

                                Offer to Exchange
           All Outstanding 10 3/8% Senior Subordinated Notes due 2011
               For New 10 3/8% Senior Subordinated Notes due 2011


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated __________, 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of The Manitowoc Company, Inc. (the "Company") to exchange its 10 3/8% Senior Subordinated Notes due 2011 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for all of its outstanding unregistered 10 3/8% Senior Subordinated Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 9, 2001, among the Company, the Guarantors named therein and the initial purchaser named therein, relating to the Old Notes.

         This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Old Notes.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 2001, unless extended by the Company (the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

         1. The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions to the Exchange Offer."

         3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Company will be paid by the Company.

         4. The Exchange Offer expires at 5:00 p.m., New York City time, on ___________, 2001, with respect to the Old Notes, unless extended by the Company.

         If you wish to have us tender your Old Notes, please instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

         If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal we will not tender any of the outstanding Old Notes on your account.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by The Manitowoc Company, Inc. with respect to its Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

         Please tender the Old Notes held by you for my account as indicated below:

                                             Aggregate Principal Amount of Old
                                             Notes Tendered

10 3/8% Senior Subordinated Notes due 2011   ___________________________________

[ ] Please do not tender any Old Notes held
    by you for my account.                   ___________________________________

                                             ___________________________________
Dated:______________________________, 2001             Signature(s)

                                             ___________________________________

                                             ___________________________________
                                                 Please print name(s) here
                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________
                                                        Address(es)
                                             ___________________________________
                                                Area Code and Telephone Number
                                             ___________________________________
                                                 Tax Identification or Social
                                                       Security No(s).


         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.